UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 22, 2004 (Date of earliest event reported: September 21, 2004)

Town Sports International, Inc.
Town Sports International Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-409078	13-2749906
Delaware	333-114210	20-0640002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1450
Irving, Texas 75039
(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2004, Town Sports International Holdings, Inc., executed full and unconditional guarantees with respect to the 9 5/8% Senior Notes due 2011 issued by Town Sports International, Inc.

As a result of the issuance of the guarantees Town Sports International Holdings, Inc. and Town Sports International, Inc. are permitted to omit financial statements pursuant to Rule 3-10 of Regulation S-X and are exempt from periodic reporting under the Securities Exchange of 1934, as amended, pursuant to Rule 12h-5 adopted by the Securities and Exchange Commission thereunder. Town Sports International Holdings, Inc.’s financial statements, to the extent required, will include a footnote presenting condensed consolidating financial information with respect to Town Sports International, Inc.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Guarantee with respect to 9 5/8% Senior Subordinated Notes due 2011.

SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOWN SPORTS INTERNATIONAL, INC.
	By:	/s/ Richard Pyle
Date: September 22, 2004		Name:	Richard Pyle
		Title:	Chief Financial Officer

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:	/s/ Richard Pyle
	Name:	Richard Pyle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Guarantee with respect to 9 5/8% Senior Subordinated Notes due 2011.